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                                                                   Exhibit 10.17


                         EXECUTIVE EMPLOYMENT AGREEMENT


AGREEMENT dated as of December 7, 2001 between InSight Health Services Corp., a Delaware corporation ("Company"), and Marilyn U. MacNiven-Young ("Executive"). InSight Health Services Holdings Corp., a Delaware corporation ("Parent") is a party to this Agreement solely for the purposes of Section 3.07.

Company wishes to employ Executive, and Executive wishes to accept such employment, in each case subject to the terms and conditions hereof. Accordingly, Company and Executive hereby agree as follows:

I.    TERM

Commencing as of the date hereof, Executive is to be employed by Company for rolling twelve (12) month periods, whereby Executive's term of employment is twelve (12) months on a continuing basis, unless earlier terminated in accordance with Article IV below.


II.   EMPLOYMENT

SECTION 2.01 EMPLOYMENT BY COMPANY. Company, for itself and its subsidiaries and affiliates, employs Executive for the term of this Agreement to render full time services as Company's Executive Vice President, General Counsel and Secretary and in such other capacities as the Board of Directors of Company ("Board") may assign and, in connection therewith, to perform such duties as are reasonably consistent with Executive's position and as the Board shall direct. Executive agrees to perform such duties as are reasonably consistent with the duties normally pertaining to the office to which Executive has been elected or appointed, subject always to the direction of the Board. Subject to Section 5.01 hereof, Executive's expenditure of reasonable amounts of time for personal business, charitable or professional activities will not be deemed a breach of Executive's undertaking to provide full time services hereunder, provided that such activities do not interfere materially with Executive's rendering of such services.

SECTION 2.02 ACCEPTANCE OF EMPLOYMENT BY EXECUTIVE. Executive accepts such employment and shall render the services required by this Agreement to be rendered by Executive. Executive shall also serve on request during all or any part of the term of this Agreement as an officer of Company and of any of its subsidiaries or affiliates without any compensation therefor other than as specified in this Agreement.

SECTION 2.03 PLACE OF EMPLOYMENT. Executive's principal place of employment shall be located at 4400 MacArthur Boulevard, Suite 800, Newport Beach, California 92660. In the event that the principal place of employment of Executive is relocated to a site that is more than 50 miles from Executive's principal residence, subject to Section 4.05(a) hereof, Company may require Executive to relocate Executive's principal residence to within 50 miles of such site. Notwithstanding the foregoing, Executive acknowledges that the duties to be performed by

Executive hereunder are such that Executive may be required to travel extensively, principally within the United States, in connection with Company's Business (as defined below).

III.  COMPENSATION

SECTION 3.01 SALARY, BONUSES, LIFE INSURANCE. As compensation for the services to be rendered pursuant to this Agreement, Company shall pay Executive, and Executive shall accept, a salary of $260,331 per annum ("Annual Salary"), payable in accordance with the payroll policies of Company for senior executives as from time to time in effect, less such amounts as may be required to be withheld by applicable federal, state and local law and regulations (the "Payroll Policies").

      In addition to the Annual Salary, Executive shall be eligible to receive and Company shall pay (a) a discretionary bonus of up to 75% of the Annual Salary if Company achieves the goals set forth in a budget prepared by Company management and adopted or approved by the Board; and (b) a discretionary bonus of up to an additional 25% of the Annual Salary upon the achievement of other goals mutually agreed upon by Executive and the President and Chief Executive Officer of Company and approved by the Board. Such bonuses are payable on the earlier to occur of the date Company's (i) annual report on Form 10-K is filed with the Securities and Exchange Commission ("SEC") for such year and (ii) year-end audit has been completed for such year.

      Company shall purchase and maintain in full force and effect at all times during the term of this Agreement a policy of term insurance on the life of Executive payable to such beneficiary or beneficiaries as Executive may designate in an amount equal to three (3) times the amount of the Annual Salary; provided Executive shall comply with the issuing insurance company's requirements for issuance of the policy.

SECTION 3.02 PERFORMANCE REVIEW. Executive's performance shall be reviewed and evaluated by the Board annually during the term of this Agreement.

SECTION 3.03 PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Executive shall be entitled during the term of this Agreement, if and to the extent eligible, to participate in any life insurance, medical, health and accident and disability plan or program, pension plan or similar benefit plan of Company, which may be available to senior executives of Company generally, on the same terms as such other executives.

SECTION 3.04 EXPENSES. Subject to such policies as may from time to time be established by Company for senior executives of Company generally, Company shall pay or reimburse Executive for all reasonable business expenses actually incurred or paid by Executive during the term of this Agreement in the performance by Executive of services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as Company may reasonably require.

SECTION 3.05 AUTOMOBILE ALLOWANCE. Company shall pay Executive $750 per month and all reasonable expenses of operating an automobile subject to such policies as may from time to time be established and amended by Company.


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SECTION 3.06 VACATION. Executive shall be entitled to three (3) weeks of paid vacation each year during the term of this Agreement, which Executive may accumulate up to six (6) weeks, to be taken at a time or times which do not unreasonably interfere with Executive's duties hereunder.

SECTION 3.07 STOCK OPTIONS. Parent shall grant stock options to Executive, pursuant to the terms of the Stock Option Agreement substantially in the form of Exhibit A, to purchase shares of Parent common stock in an amount to be determined by the President and Chief Executive Officer of Company and approved by the board of directors of Parent. The stock options granted by Parent to Executive shall be part of the total available pool of options, which shall equal 10% of the fully diluted common stock of Parent as of the Effective Time. The exercise price of the stock options shall be the price per share that subscribing stockholders pay to Parent as of the Effective Time in connection with their subscription of Parent common stock.

IV.   TERMINATION

SECTION 4.01 TERMINATION UPON DEATH. If Executive dies during the term of this Agreement, this Agreement shall terminate as of the date of Executive's death.

SECTION 4.02 TERMINATION UPON DISABILITY. Executive's employment may be terminated by Company due to Executive's permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) ("Disability"), so that Executive is unable substantially to perform Executive's services required by this Agreement to be rendered by Executive for
(i) a period of three (3) consecutive months or (ii) for shorter periods aggregating three (3) months during any twelve (12) month period. Company may, at any time after the last day of the three (3) consecutive months of Disability or the day on which the shorter periods of Disability equal an aggregate of three (3) months, by 30 days' written notice to Executive, terminate this Agreement and Executive's employment hereunder. Any such determination of Disability shall be made by a physician chosen by a majority of the members of the Board in its sole and unfettered discretion. Nothing in this Section 4.02 shall be deemed to extend the term of this Agreement or of Executive's employment hereunder, beyond the term specified in Article I hereof.

SECTION 4.03 TERMINATION FOR CAUSE. If the Board decides that Cause (as defined below) exists, it may remove Executive for Cause and terminate this Agreement and the term of Executive's employment hereunder on the date specified in written notice to Executive. If terminated for Cause, Executive shall have no right to receive any monetary compensation or benefit hereunder with respect to any period after the date specified in such notice. Such notice may also terminate Executive's right to enter Company's premises. For purposes of this Agreement, the term "Cause" means any of the following:

      (a) Executive has been convicted or pled guilty or no contest to any crime or offense (other than any crime or offense relating to the operation of a motor vehicle) which is likely to have a material adverse impact on the business operations or financial or other condition of Company, or any felony offense;

      (b) Executive has committed fraud or embezzlement;


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      (c) Executive has breached any of Executive's obligations under this
Agreement and Executive has failed to cure the breach within 30 business days following receipt of written notice of such breach from Company;

      (d) Company, after reasonable investigation, finds that Executive has violated material written policies and procedures of Company, including but not necessarily limited to, policies and procedures pertaining to harassment and discrimination;

      (e) Executive has failed to obey a specific written direction from the Board (unless such specific written instruction represents an illegal act), provided that (i) such failure continues for a period of 30 business days after receipt of such specific written direction, and (ii) such specific written direction includes a statement that the failure to comply therewith will be a basis for termination hereunder; or

      (f) any willful act or omission on Executive's part which is materially injurious to the financial condition or business reputation of Company or any of its subsidiaries.

SECTION 4.04 TERMINATION IN DISCRETION OF COMPANY. Company may, at any time thereafter by 30 days' written notice to Executive, terminate this Agreement and the term of Executive's employment hereunder, and Executive thereafter shall have only such rights to receive monetary compensation or benefits hereunder in respect of any period after the effective date of termination as are provided in
Section 4.07 hereof. Such notice may also terminate Executive's right to enter Company's premises.

SECTION 4.05 VOLUNTARY TERMINATION FOR GOOD REASON. Executive shall have the right, effective upon 60 days' written notice to Company, to terminate Executive's employment for Good Reason (as defined below), whereupon Executive shall become entitled to receive compensation as provided in Section 4.07 hereof. For purposes of this Agreement, "Good Reason" means any of the following:

      (a) the movement by Company, without Executive's consent, of Executive's principal place of employment to a site that is more than 50 miles from Executive's principal residence;

      (b) a reduction by Company, without Executive's consent, in Executive's Annual Salary, duties and responsibilities, and title, as they may exist from time to time; or

      (c) a failure by Company to comply with any material provisions of this Agreement which has not been cured within 30 days after notice of such noncompliance has been given by Executive to Company, or if such failure is not capable of being cured in such time, for which a cure shall not have been diligently initiated by Company within the 30 day period.

SECTION 4.06 VOLUNTARY TERMINATION WITHOUT GOOD REASON. Executive shall have the right to terminate this Agreement upon 60 days' written notice to Company and, upon such termination, Executive shall not have the right to receive any monetary compensation or benefit hereunder with respect to any period after the date specified in such notice.


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SECTION 4.07  COMPENSATION ON TERMINATION.

      (a) If the term of Executive's employment hereunder is terminated pursuant to Section 4.01 hereof, Company shall pay to the executors or administrators of Executive's estate or Executive's heirs or legatees (as the case may be) all compensation accrued and unpaid up to the date of Executive's death.

      (b) If the term of Executive's employment hereunder is terminated pursuant to Section 4.02, 4.04, 4.05, or 4.07(c) hereof, Company shall (i) pay to Executive all compensation accrued and unpaid up to the effective date of termination; (ii) pay to Executive additional compensation in an amount equal to twelve (12) months of compensation at the Annual Salary rate then in effect, payable in accordance with the Payroll Policies; and (iii) maintain, at Company's expense, in full force and effect, for Executive's continued benefit until the earlier of (x) twelve (12) months after the effective date of termination or (y) commencement of Executive's benefits pursuant to full time employment with a new employer under such employer's standard benefits program, all life insurance, medical, health and accident, and disability plans or programs, in which Executive was entitled to participate immediately prior to the effective date of termination; provided, that Executive's continued participation is permissible under the general terms and provisions of such plans or programs and provided further, that Company shall be entitled to amend or terminate any employee benefit plans which are applicable generally to Company's employees. In the event that Executive's participation in any such plan or program is prohibited, Company shall arrange to provide Executive with benefits substantially similar to those which Executive was entitled to receive under such plans or programs. Any amounts paid by Company to Executive under (i) and (ii) above may be reduced, in the case of termination pursuant to Section 4.02, by the amount which Executive is entitled to receive under the terms of Company's long-term disability insurance policy for senior executives as and if in effect at the effective date of termination. Any payments made pursuant to this Section 4.07 shall be reduced by such amounts as are required by law to be withheld or deducted.

      (c) Notwithstanding any provision herein to the contrary, if Executive is terminated by Company without Cause, or Executive terminates her employment for Good Reason, within twelve (12) months of a Change in Control (as defined herein) which occurs after the Effective Time, Executive shall be entitled to the payments and benefits set forth in Section 4.07(b). For purposes hereof, a "Change in Control" shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons (a "Group"), who prior to such time beneficially owned less than 50% of the then outstanding capital stock of Company or Parent, shall acquire shares of Company's or Parent's capital stock in one or more transactions or series of transactions, including by merger, and after such transaction or transactions such person or group and affiliates beneficially own 50% or more of Company's or Parent's outstanding capital stock, or (ii) Company or Parent shall sell all or substantially all of its assets to any Group which, immediately prior to the time of such transaction, beneficially owned less than 50% of the then outstanding capital stock of Company or Parent.

      (d) The compensation rights provided for Executive in this Section 4.07 shall be Executive's sole and exclusive remedies with respect to Section 4.01, 4.02, 4.04, 4.05, or 4.07(c) hereof, and Executive, the executors or administrators of Executive's estate or Executive's heirs


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or legatees (as the case may be) shall not be entitled to any other compensation, damages or relief in connection therewith.

V.    CERTAIN COVENANTS OF EXECUTIVE

SECTION 5.01  COVENANTS AGAINST UNFAIR COMPETITION.

      (a) ACKNOWLEDGMENTS. Executive acknowledges that, as of the date hereof
(i) the principal business of Company and its affiliates is the provision of diagnostic imaging, treatment and related management services through a network of mobile magnetic resonance imaging ("MRI") and positron emission tomography ("PET") facilities, fixed-site MRI and PET facilities and multi-modality centers, at times, together with other healthcare providers, utilizing the related equipment and computer programs and "software" and various corporate investment structures ("Company Business"); (ii) Company Business is primarily national in scope; (iii) the industry is highly competitive; and (iv) Executive's duties hereunder will cause Executive to have access to and be entrusted with various trade secrets not readily available to the public or competitors, consisting of business accounts, lists of customers and other business contacts, information concerning Company's relationships with actual or potential clients or customers and the needs or requirements of such clients or customers, budgets, business and financial plans, employee lists, financial information, artwork, designs, graphics, marketing plans and techniques, business strategy and development, know-how or other matters connected with Company Business, computer software programs and specifications (some of which may be developed in part by Executive under this Agreement), which items are owned exclusively by Company and used in the operation of Company Business ("Trade Secrets"). Notwithstanding the foregoing, the parties agree that the term "Trade Secrets" shall not include information which (i) is or becomes generally available to the public, without violation of any obligation of confidentiality by Executive, (ii) is or becomes available from a third party on a nonconfidential basis, provided that such third party is not bound by a confidentiality agreement concerning the Trade Secrets and (iii) is or has been independently acquired or developed by Executive without violating the provisions of this Section.

      Executive further acknowledges that the Trade Secrets will be disclosed to Executive or obtained by Executive and received in confidence and trust for the sole purpose of using the same for the sole benefit of Company Business. Executive also acknowledges that such Trade Secrets are valuable to Company, of a unique and special nature, and important to Company in competing in the marketplace.

      During and after the term of this Agreement (otherwise than in the performance of this Agreement), without Company's prior written consent, Executive shall not divulge or use all or any of the Trade Secrets to or for any person or entity except (i) for the benefit of Company and as necessary to perform Executive's services under this Agreement; and (ii) when required by law, and then only after consultation with Company or unless such information is in the public domain. In the event that Executive, becomes or is legally compelled (whether by deposition, interrogatories, request for documents, subpoena, civil investigative demand or similar process) to disclose any Trade Secrets, Executive shall provide Company with prompt, prior written notice of such requirement so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. Executive agrees that her obligations under this Section 5.01 shall be absolute and unconditional.


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      (b) BREACH. Executive understands and agrees that Executive's employment with Company may be terminated if Executive breaches this Agreement or in any way divulges such Trade Secrets. Executive further understands and agrees that Company may be irreparably harmed by any violation or threatened violation of this Agreement and, therefore, Company may be entitled to injunctive relief to enforce any of the provisions contained herein.

      (c) NON-COMPETE. During the period of Executive's employment, Executive will not directly or indirectly either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activity or business which Company shall determine in good faith to be in competition in any substantial way with Company Business within any metropolitan area in the United States or elsewhere in which Company is then engaged in Company Business. The parties acknowledge that in California and some states post-employment non-compete clauses may be generally unenforceable, but that other states and jurisdictions permit such agreements. Executive hereby agrees that Executive will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activity or business which Company shall determine in good faith to be in competition in any substantial way with Company Business as conducted at the effective date of termination of Executive's employment by Company for or a period of twelve (12) months after the termination of Executive's employment and that this Section will be enforceable to the greatest extent of the law.

      (d) NO SOLICITATION OF EMPLOYEES. During Executive's employment and for a period of twelve (12) months after the termination of Executive's employment, Executive will not, either directly or indirectly, either alone or in concert with others, solicit or entice or participate in the solicitation or attempt to solicit or in any manner encourage employees of Company to leave Company or work for anyone that is in competition in any substantial way with Company Business (which in the case of the period following Executive's termination, shall mean Company Business as conducted as of the effective date of termination of Executive's employment with Company); provided, however, that the public listing, advertising or posting of an available position shall not constitute solicitation or an attempt to solicit hereunder and this subsection (d) shall not preclude Executive from hiring an individual pursuant thereto.

      (e) NO SOLICITATION OF CUSTOMERS. Executive will not during the course of Executive's employment, or for twelve (12) months thereafter, either directly or indirectly call on, solicit, or take away, or attempt to call on, solicit or take away any of Company's customers on behalf of any business that is in competition in any substantial way with Company. Executive promises and agrees not to engage in any unfair competition with Company. During Executive's employment, Executive agrees not to plan or otherwise take any preliminary steps, either alone or in concert with others, to set up or engage in any business enterprise that would be in competition with Company Business. In the event of the termination of Executive's employment and for a period of twelve
(12) months thereafter, Executive will not accept any employment or engage in any activities which Company shall determine in good faith to be competitive with Company, if the fulfillment of the duties of the competitive employment or activities would inherently require Executive to reveal Trade Secrets to which Executive has access or learned during Executive's employment on behalf of any business that is in competition in any substantial way with Company.


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      (f) RETURN OF COMPANY PROPERTY. In the event of the termination of
Executive's employment, Executive will deliver to Company all devices, records, sketches, reports, proposals, files, customer lists, mailing or contact lists, correspondence, computer tapes, discs and design and other document and data storage and retrieval materials (and all copies, compilations and summaries thereof), equipment, documents, duplicates, notes, drawings, specifications, research tape or other electronic recordings, programs, data and other materials or property of any nature belonging to Company or relating to Company Business, and Executive will not take with Executive or allow a third party to take, any of the foregoing or any reproduction of any of the foregoing. Company property includes personal property, made or compiled by Executive, in whole or in part and alone or with others, or in any way coming into Executive's possession concerning Company Business or other affairs of Company or any of its affiliates.

      (g) DISCLOSURE AND ASSIGNMENT OF RIGHTS. (i) Executive shall promptly disclose and assign to Company and its affiliates or its nominee(s), to the maximum extent permitted by Section 2870 of the California Labor Code, as it may be hereafter amended from time to time, all right, title and interest of Executive in and to any and all ideas, inventions, discoveries, secret processes and methods and improvements, together with any and all patents that may be issued thereon in the United States and in all foreign countries, which Executive may invent, develop or improve, or cause to be invented, developed or improved, during the term of this Agreement or which are (1) conceived and developed during normal working hours, and (2) related to the scope of Company Business. As used in this Agreement, the term "invent" includes "make", "discover", "develop", "manufacture" or "produce", or any of them; "invention" includes the phrase "any new or useful original art, machine, methods of manufacture, process, composition of matter, design, or configuration of any kind"; "improvement" includes "discovery" or "production"; and "patent" includes "Letters Patent" and "all the extensions, renewals, modifications, improvements and reissues of such patents".

            (ii) Executive shall disclose immediately to duly authorized representatives of Company any ideas, inventions, discoveries, secret processes and methods and improvements covered by the provisions of paragraph (i) above, and execute all documents reasonably required in connection with the application for an issuance of Letters Patent in the United States and in any foreign country and the assignment thereof to Company and its affiliates or its nominee(s).

SECTION 5.02 RIGHTS AND REMEDIES UPON BREACH. If Executive breaches, or threatens to breach, in any material respect any of the provisions of Section
5.01 hereof ("Restrictive Covenants"), Company shall, in addition to all its other rights hereunder and under applicable law and in equity, have the right to seek specific enforcement of the Restrictive Covenants by any court having jurisdiction, including, without limitation, the granting of a preliminary injunction which may be granted without the necessity of proving damages or the posting of a bond or other security, it being acknowledged that any such breach or threatened breach may cause irreparable injury to Company and that money damages may not provide an adequate remedy to Company. In addition to and not in lieu of any other remedy that Company may have pursuant to this Agreement or otherwise, in the event of any breach of any provision of Section 5.01 during the period which Executive is entitled to receive payments and benefits pursuant to Section 4.07, such period shall terminate as of the date of such breach and Executive shall not


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thereafter be entitled to receive any salary or other payments or benefits under this Agreement, including, but not limited to, any stock options granted to Executive.

SECTION 5.03 SEVERABILITY AND MODIFICATION OF COVENANTS. Company and Executive agree and acknowledge that the duration, scope and geographic area of the Restrictive Covenants described in this Section 5.01 are fair, reasonable and necessary in order to protect the good will and other legitimate interests of Company, that adequate consideration has been received by Executive for such obligations, and that these obligations do not prevent Executive from earning a livelihood. If any court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court of competent jurisdiction construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration or geographic scope of such provision or otherwise, such provision shall be deemed amended to the minimum extent required to make it enforceable and, in its reduced form, such provision shall then be enforceable and enforced.

VI.   CERTAIN AGREEMENTS

SECTION 6.01 (a) CUSTOMERS, SUPPLIERS. Executive does not have, and at any time during the term of this Agreement shall not have, any employment with or any direct or indirect interest in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise) any customer of or supplier to Company.

      (b) CERTAIN ACTIVITIES. Executive during the term of this Agreement shall not (i) give or agree to give, any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to assist or hinder Company in connection with any proposed transaction, which gift or similar benefit, if not given or continued in the future, might adversely affect the business or prospects of Company, (ii) use any corporate or other funds for unlawful contributions, payments, gifts or entertainment, (iii) make any unlawful expenditures relating to political activity to government officials or others,
(iv) establish or maintain any unlawful or unrecorded funds in violation of
Section 30A of the Securities Exchange Act of 1934, as amended, and (v) accept or receive any unlawful contributions, payments, gifts, or expenditures.

VII.  MISCELLANEOUS

SECTION 7.01 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or faxed, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or faxed, or if mailed, two (2) days after the date of mailing, as follows:

      (i)   If to Company, addressed to it at:   InSight Health Services Corp.
                                                 4400 MacArthur Boulevard, Suite 800
                                                 Newport Beach, CA 92660
                                                 Attention: General Counsel
                                                 Facsimile No.:  (949) 476-0137


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

      (ii)  If to Parent, addressed to it at:    InSight Health Services Holdings Corp.
                                                 c/o J.W. Childs Associates, L.P.
                                                 One Federal Street, 21st Floor
                                                 Boston, MA 02110
                                                 Attention: Edward D. Yun
                                                 Facsimile No.:  (617) 753-1101

            with copies to:                      The Halifax Group, L.L.C.
                                                 1133 Connecticut Avenue, N.W., Suite 700
                                                 Washington, D.C. 20036
                                                 Attention: David Dupree
                                                 Facsimile No.:  (202) 296-7133

                                                 Kaye Scholer LLP
                                                 425 Park Avenue
                                                 New York, NY  10022
                                                 Attention: Stephen C. Koval, Esq.
                                                 Facsimile No.:  (212) 836-8689

      (iii) If to Executive, to the address or facsimile set forth below her signature hereto. Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

SECTION 7.02 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

SECTION 7.03 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, amended, modified, superseded, canceled, renewed or extended, only by a written instrument signed by Executive, Company and Parent. No waiver of any provision of this Agreement shall be deemed to be a waiver of any other provision, whether or not similar. No such waiver shall constitute a continuing waiver. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

SECTION 7.04 ASSIGNMENT. This Agreement is personal to Executive, and Executive's rights and obligations hereunder may not be assigned by Executive. Company may assign this Agreement and its rights, together with its obligations, hereunder (i) in connection with any sale, transfer or other disposition of all or substantially all of its assets or business(s), whether by merger, consolidation or otherwise; or (ii) to any wholly owned subsidiary of Company, provided that Company shall remain liable for all of its obligations under this Agreement.

SECTION 7.05 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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SECTION 7.06 HEADINGS. The article and section headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 7.07 NUMBER. Unless the context of this Agreement otherwise requires, words using the singular or plural number will also include the plural or singular number.

SECTION 7.08 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction. Subject to Section 7.11 below, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of California, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of California.

SECTION 7.09 EXPENSES. Should either party institute an action to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provisions hereof, Executive shall be entitled to receive from Company Executive's reasonable travel and living expenses, incurred by Executive in connection with preparation for and participation in any proceeding relating to the action if Executive is the prevailing party or such portion thereof as the court may award.

SECTION 7.10 EFFECTIVE DATE. This Agreement shall be effective as of the date hereof. Upon the execution of this Agreement, Executive's current employment agreement with Company shall be terminated and be of no further force or effect, and Executive waives any and all rights she may have under such employment agreement, including any payments for severance or in respect of a change of control contained therein. Effective Time is defined in the Agreement and Plan of Merger, dated as of June 29, 2001, by and among Parent, JWCH Merger Corp. and Company.

SECTION 7.11 (a) RESOLUTION OF DISPUTES. Executive and Company mutually agree and understand that as an inducement for Company to enter into this Agreement, Executive and Company agree and consent to the resolution by arbitration of all claims or controversies, past, present or future, whether arising out of the employment relationship (or its termination) or relating to this Agreement that Company may have against Executive or that Executive may have against Company or against its officers, directors, employees or agents in their capacity as such or otherwise. The only claims that are arbitrable are those that, in the absence of this arbitration provision, would have been justiciable under applicable state or federal law. The claims covered by this arbitration provision, include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination, retaliation or harassment (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except claims under an employee benefit or pension plan that either (i) specifies that its claims procedure shall culminate in an arbitration procedure different from this one, or (ii) is underwritten by a commercial insurer which decides the claims);

and claims for violation of any federal, state, or other governmental law, statute, regulation or ordinance, except claims excluded in Section 7.10 (b) below.

Except as otherwise provided in this arbitration provision, both Company and Executive agree that neither of them shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination) in any way related to any claim covered by this arbitration provision.

      (b) CLAIMS EXCLUDED FROM ARBITRATION. Claims Executive may have for workers' compensation or unemployment compensation benefits are not covered by this arbitration provision. Also not covered are claims by Company for injunctive and/or other equitable relief, including but not limited to those for unfair competition and/or the use and/or unauthorized disclosure of Trade Secrets or confidential information, as to which Executive understands and agrees that Company may seek and obtain relief from a court of competent jurisdiction.

      (c) ARBITRATION PROCEDURES. Executive and Company understand and agree that the arbitration will take place in Orange County, California, in accordance with the California Employment Dispute Resolution Rules of the American Arbitration Association then in effect in the State of California, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The decision of the arbitrator(s) shall be bound by generally accepted legal principles, including, but not limited to, all rules of law and legal principles concerning potential liability, burdens of proof, and measure of damages found in all applicable California statutes and administrative rules and codes, and all California case law.

      IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement as of the date first above written.

                                        COMPANY


                                        INSIGHT HEALTH SERVICES CORP.


                                        By: /s/ Steven T. Plochocki
                                            --------------------------------
                                            Name:   Steven T. Plochocki
                                            Title:  President & CEO

                                        EXECUTIVE


                                        /s/ Marilyn U. MacNiven-Young
                                        ------------------------------
                                        Name:  Marilyn U. MacNiven-Young

                                        Address and Facsimile Number:

                                        78 Park Crest
                                        ------------------------------
                                        Newport Coast, CA 92657
                                        ------------------------------
                                        (949) 644-1351
                                        ------------------------------

                                        ------------------------------

                                        INSIGHT HEALTH SERVICES HOLDINGS CORP.
                                        (solely for the purpose of Section 3.07)


                                        By: /s/ Edward D. Yun
                                            --------------------------------
                                            Name:  Edward D. Yun
                                            Title: President

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT


      AGREEMENT entered into as of the ___ day of ________, 2001 by and between InSight Health Services Holdings Corp., a Delaware corporation (the "Company"), and the undersigned employee (the "Employee") of the Company or one of its subsidiaries.

      WHEREAS, the Company desires to grant the Employee a nonqualified stock option to acquire shares of the Company's common stock, $0.001 par value per share ("Common Stock"); and

      WHEREAS, the Employee desires to accept such option subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee, intending to be legally bound, hereby agree as follows:

            1. Grant of Option. As of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of June 29, 2001, by and among the Company, JWCH Merger Corp. and InSight Health Services Corp.) (the "Grant Date"), the Company grants to the Employee a nonqualified stock option (the "Option") to purchase all (or any part) of _____________ shares of Common Stock (the "Shares") on the terms and conditions hereinafter set forth. This Option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


            2. Exercise Price. The exercise price ("Exercise Price") for the Shares covered by the Option shall be $18.00* per share.

            3. Vesting and Exercisability. Twenty percent (20%) of the total Option set forth in Section 1 shall be available for vesting each fiscal year during the Company's 2002-2006 fiscal years as follows: (A) twenty-five percent (25%) of the number of available Options for each such fiscal year shall vest and become exercisable upon the anniversary of the Grant Date in such fiscal year and (B) seventy-five percent (75%) of the number of available Options for each such fiscal year shall vest and become exercisable upon the Company's attainment of the performance goals set forth on Schedule I attached hereto and incorporated herein. In the event the Employee is employed by the Company or one of its subsidiaries at the time a Change in Control (as defined below) occurs, all of the Options (to the extent not already vested) which are to vest over time pursuant to clause (A) above shall vest immediately prior to the Change in Control. Notwithstanding the foregoing, to the extent any of the Options which may vest pursuant to clause (B) above do not vest in accordance with


--------

* Intended to be the subscription price for all stockholders who subscribe as of the Effective Time. Currently anticipated to be $18.00 per share.

      Schedule I by the eighth (8th) anniversary of the Grant Date, they shall be deemed to vest on such date.

            4. Term of Options.

                  (a) Each Option shall expire on the tenth anniversary of the Grant Date, but shall be subject to earlier termination as provided in subsections (b) and (c) below.

                  (b) If the Employee is terminated for Cause (as defined in Schedule II hereto) or voluntarily terminates his employment with the Company at any time without Good Reason (as defined in Schedule II), the Option shall terminate on the date of such termination of employment, whether or not then fully vested and exercisable.

                  (c) If the Employee is terminated by the Company without Cause, resigns for Good Reason, dies, or becomes Disabled (as defined in Schedule II) at any time during the term of his employment by the Company, any portion of the Option that is not then fully vested and exercisable shall terminate immediately, provided, however, that the board of directors of the Company (the "Board") shall have the discretion to vest any portion of such Employee's Options that have not yet become eligible to vest, and any such accelerated Options shall be subject to the same terms and conditions as other Options that have vested pursuant to Section
      3. Any portion of the Option that is vested and exercisable shall terminate on the 120th day following such termination of employment.

            5. Manner of Exercise of Option.

                  (a) The Employee may exercise any Option that is fully vested and exercisable by giving written notice to the Company stating the number of Shares (which shall not be less than 100, unless the total Shares which are vested and exercisable at such time is less than 100) to be purchased and accompanied by payment in full of the Exercise Price for such Shares. Payment shall be either in cash or by a certified or bank cashier's check or checks payable to the Company.

            At any time when Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Option may also be exercised by means of a "broker cashless exercise" procedure approved in all respects in advance by the Board, in which a broker: (i) transmits the Exercise Price for any Shares to the Company in cash or acceptable cash equivalents, either (1) against the Employee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of Shares having a fair market value equal to the Exercise Price therefor, or (2) as the proceeds of a margin loan to the Employee; or (ii) agrees to pay the Exercise Price therefor to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of Shares having a fair market value equal to the Exercise Price therefor. The Employee's written notice of exercise of the Option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Board shall reasonably require. If payment is to be made in whole or in part in Shares underlying the Option, the Employee shall direct the Company to subtract from the number of Shares underlying the Option, that number of Shares having a fair market value (as determined in good faith by the Board) equal to the purchase price (or portion thereof) to be paid with such underlying Shares.

            Upon such purchase, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the Employee (or the person entitled to exercise the Option pursuant to Section
7), not more than 10 days from the date of receipt of the notice by the Company.

                  (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Option.

                  (c) Notwithstanding Section 5(a) of this Agreement, the Company may delay the issuance of Shares covered by the Option and the delivery of a certificate for such Shares until one of the following conditions is satisfied: (i) the Shares purchased pursuant to the Option are at the time of the issuance of such Shares effectively registered or qualified under applicable federal and state securities laws or (ii) such Shares are exempt from registration and qualification under applicable federal and state securities laws.

            6. Administration. This Agreement shall be administered by the Board. The Board shall be authorized to interpret this Agreement and to make all other determinations necessary or advisable for the administration of this Agreement. The determinations of the Board in the administration of this Agreement, as described herein, shall be final and conclusive. The Secretary shall be authorized to implement this Agreement in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

            7. Non-Transferability. The right of the Employee to exercise the Option (as and when vested) shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and such Shares may be purchased during the lifetime of the Employee only by him (or his legal representative in the event that he is Disabled). Any other such transfer shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

            8. Representation Letter and Investment Legend.

                  (a) In the event that for any reason the Shares to be issued upon exercise of a vested Option shall not be effectively registered under the Securities Act of

      1933, as amended (the "1933 Act"), upon any date on which the Option is exercised, the Employee (or the person exercising the Option pursuant to Section 7) shall give a written representation to the Company in the form attached hereto as Exhibit A, and the Company shall place the legend described on Exhibit A, upon any certificate for the Shares issued by reason of such exercise.

                  (b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares; provided, that the Company will use its reasonable best efforts to comply with any available exemption from registration and qualification of the Shares under applicable federal and state securities laws.

            9. Adjustments upon Changes in Capitalization.

                  (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares, and the Exercise Price therefor, as to which the Option, to the extent not theretofore exercised, shall be exercisable.

            In addition, unless otherwise determined by the Board in its sole discretion, in the case of a Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Employee, to the extent that the right to purchase Shares under the Option has vested, the same kind of consideration (net of the Exercise Price for such Shares) that is delivered to the stockholders of the Company as a result of the Change in Control, or the Board may, in its sole determination, cancel the Option, to the extent not theretofore exercised, in exchange for consideration in cash or in kind, which consideration in either case shall be equal in value to the value of those shares of stock or other consideration the Employee would have received had the Option been exercised (to the extent it has vested and not been exercised) and no disposition of the shares acquired upon such exercise been made prior to the Change in Control, less the Exercise Price therefor. Upon receipt of such consideration by the Employee, the Option shall immediately terminate and be of no further force and effect, with respect to both vested and nonvested portions thereof. The value of the stock or other securities the Employee would have received if the Option had been exercised shall be determined in good faith by the Board. In addition, in the case of a Change in Control, the Board may, in its sole discretion, accelerate the vesting of all or any portion of the Option that would remain unvested after the application of the accelerated vesting on Schedule I and
Section 3 hereto. A "Change in Control" shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons (a "Group") who prior to such time beneficially owned less than 50% of the then outstanding capital stock of the Company shall acquire shares of the Company's capital stock in one or more transactions or series of transactions, including by merger, and after such transaction or transactions such person or Group and affiliates beneficially own 50% or more of the Company's outstanding capital stock, or (ii) the Company shall sell all or substantially all of its assets to any Group which, immediately prior to the time of such transaction, beneficially owned less than 50% of the then outstanding capital stock of the Company.

                  (b) Upon dissolution or liquidation of the Company, the Option shall terminate, but the Employee shall have the right, immediately prior to such dissolution or liquidation, to exercise any then vested Options.

                  (c) No fraction of a share of Common Stock shall be purchasable or deliverable upon the exercise of the Option, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

            10.No Special Employment Rights. Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Employee for the period within which this Option may vest or for any other period.

            11.Rights as a Stockholder. The Employee shall have no rights as a stockholder with respect to any Shares which may be purchased upon the vesting of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued.

            12.Withholding Taxes. The Employee hereby agrees, as a condition to any exercise of the Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount"), if any, by (a) authorizing the Company to withhold the Withholding Amount from his cash compensation, or (b) remitting the Withholding Amount to the Company in cash; provided that, to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Shares delivered upon exercise of the Option that number of Shares having a fair market value (in the good faith judgment of the Board) equal to the Withholding Amount.

            13.Execution of Stockholders' Agreement. The Employee acknowledges that he has previously executed and delivered the stockholders agreement by and among the Company and the stockholders of the Company named therein (the "Stockholders Agreement"). The Employee further agrees that this Agreement, the Option and all Shares acquired by him upon exercise of the Option will be subject to the terms and conditions of the Stockholders Agreement, as the same may have been amended or modified in accordance with its terms.

            14.Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Delaware, or if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of Delaware.


                                * * * * * * * * *

                         [Signatures on Following Page]

                             STOCK OPTION AGREEMENT

                           Counterpart Signature Page


      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, by its officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the day and year first above written.


INSIGHT HEALTH SERVICES HOLDINGS CORP.    EMPLOYEE

I.  BY                                BY:
__________________________________    ______________________________________
                                      Name:
    Name:
    Title:                            Address:

                                      _________________________________________

                                      _________________________________________

                                      _________________________________________

                                      Telecopier Number:_______________________

                                      Social Security Number:__________________

                                   SCHEDULE I

                       OPTION PERFORMANCE VESTING SCHEDULE


      (a) For each of the Company's fiscal years ending June 30 in the years 2002 through 2006, the portion of the total Option described in clause (B) of
Section 3 of the Agreement shall vest and become exercisable if the Company achieves a return on equity ("ROE") for such year that equals or exceeds the following Base Targets:

                                  Base Target            90% of Base Target
                                  -----------            ------------------
           2002                       1.11                      1.00
           2003                       2.40                      2.16
           2004                       3.50                      3.15
           2005                       5.00                      4.50
           2006                       6.50                      5.85


If the Company achieves more than 90% but less than 100% of the Base Target ROE in any fiscal year, the Options available to vest in that year shall vest in the ratio by which ROE achieved exceeds 90% of Base Target ROE for such fiscal year (i.e., for ROE of 90.5% of Base Target ROE, one-twentieth of the available Options would vest; for ROE of 96%, six-tenths of the available Options would vest).

      For purposes hereof, ROE for any fiscal year shall be calculated by the following formula: [(5.25 x EBITDA) - D+C]/TE where

                  D = the Company's Consolidated Indebtedness at fiscal year-end (or at time of sale of the Company)
                  C = the Company's Excess Cash at fiscal year-end (or at time of sale of the Company)
                  TE = total equity invested as of the Effective Time (including the net pre-tax value of any options rolled over as of the Effective Time)
                  EBITDA = EBITDA for such fiscal year

      If TE is increased at any time after the Effective Time and during the Company's fiscal years ending on June 30 in the years 2002 through 2006, the Board, in good faith, shall adjust the Base Targets. The Options available for vesting shall vest, if the Targets are met, upon completion of the audit for the Company and its subsidiaries' consolidated financial statements for such fiscal year.

      (b) Notwithstanding the foregoing, if in the fiscal year ending June 30, 2006, (1) the percentage of Options available to vest that do vest exceeds (2) the cumulative percentage of Options available to vest in the fiscal years ending June 30 in the years 2002-2005 that did vest in those years, the vesting percentage achieved in fiscal year ending June 30, 2006 shall be


                                 SCHEDULE I - 1
carried back to the fiscal years ending June 30 in the years 2002-2005 and applied to the Options available to vest in those fiscal years. The number of vested Options for the fiscal years ending on June 30 in the years 2002 through 2005 shall be adjusted to reflect such higher percentage.

      (c) (1) In the event a Change in Control of the Company occurs before the end of the fiscal year ending June 30, 2006, the Base Target for the year in which the Change in Control occurs and the above formula will be modified as follows:

            - the Base Target for such year will be adjusted to be an amount determined by adding to the Base Target for the fiscal year immediately prior to the fiscal year in which the Change in Control occurs an amount equal to the product of (i) a fraction the numerator of which is the number of days that elapsed since the first day of the fiscal year in which the Change in Control occurs until the date of the consummation of the Change in Control and the denominator of which is 365 and (ii) the difference between the Base Target for the year in which the Change in Control occurs and the Base Target for the immediately preceding fiscal year.

            - the formula for determining ROE at the time of the Change in Control will be adjusted by using EBITDA for the 12 full calendar months immediately preceding the date of the Change in Control so that the multiple of EBITDA used will be the greater of 5.25 and the multiple used in determining the Company's enterprise value in the Change in Control.

      (2) The percentage of Options that vest in accordance with the formula as so modified will then be applied to fiscal years preceding and following the year in which the Change in Control occurs and the number of vested Options shall be adjusted to reflect such percentage; provided that, if the cumulative percentage of Options that vested in the fiscal years preceding the Change in Control exceeds the percentage that vest in the fiscal year of the Change in Control pursuant to the modified formula, the cumulative percentage of Options that vested prior to the Change in Control will instead be applied to the fiscal years that follow the Change in Control.

      (d) Notwithstanding the foregoing, in the event J.W. Childs Equity Partners II, L.P., Halifax Capital Partners, L.P. and their respective affiliates each receive a net cash return on their total investment in the Company resulting (i) in an internal rate of return of at least 35% on their total investment in the Company and (ii) in an amount of cash equal to at least three times their respective total investment in the Company, then one-third of the total Options described in clause (B) of Section 3 of the Agreement (i.e., 25% of the total Option set forth in Section 1 of the Agreement) shall vest and become exercisable. This vesting provision is not intended to be additive to the preceding provisions, but is intended to be in the alternative.

      For purposes of this Schedule I, the following terms have the following meanings:

      "Consolidated Indebtedness" shall mean, as of any date, the aggregate amount outstanding, on a consolidated basis, of (a) all obligations of the Company or its subsidiaries for borrowed money, (b) all obligations of the Company or its subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of the Company or its subsidiaries for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business


                                 SCHEDULE I - 2
and not overdue beyond such period as is commercially reasonable for the Company or its subsidiaries' business, (d) all obligations of the Company or its subsidiaries under conditional sale or other title retention agreements relating to property purchased by such Person and all capitalized lease obligations, (e) all payment obligations of the Company or its subsidiaries on or for currency protection agreements, (f) all obligations of the Company or its subsidiaries as an account party under any letter of credit (excluding those supporting trade payables), (g) all obligations of any third party secured by property or assets of the Company or its subsidiaries (regardless of whether or not such Person is liable for repayment of such obligations) and (h) all guarantees of the Company or its subsidiaries.

      "EBITDA" shall mean consolidated earnings of the Company and its subsidiaries, including equity in the earnings from non-consolidated subsidiaries, before interest, taxes, depreciation, amortization and the management fees paid to J.W. Childs Associates, L.P. and The Halifax Group, L.L.C. or any of their respective affiliates and after deduction of all operating expenses, minority interest expenses and incentive compensation, all as calculated in accordance with generally accepted accounting principles consistently applied, as reflected in the Company's consolidated financial statements. For purposes of calculating EBITDA, upon the Company making an acquisition or disposition of any assets or business, the Board, in good faith, shall adjust EBITDA for any fiscal year to include or exclude on a pro forma basis, as applicable, the EBITDA for such assets or business for the period of time the assets or business are not owned by the Company for the fiscal year in which the assets or business are acquired or sold.

      "Excess Cash" shall mean cash in excess of the Company and its subsidiaries' operating needs, in the good faith judgment of the Board.


                                 SCHEDULE I - 3

                                   SCHEDULE II

                            Definitions Applicable to
                             Stock Option Agreement

      1. "Cause," with respect to the Employee, shall have the meaning attributed to it under the executed written employment agreement between the Employee and the Company (or a subsidiary thereof) or, in the absence of such employment agreement, "Cause" shall mean the occurrence of any of the following during the term of the Employee's employment with the Company (or a subsidiary thereof):

                  (a) the Employee has performed his/her duties negligently;

                  (b) the Employee is guilty of misconduct in connection with the performance of the Employee's duties;

                  (c) the Employee has committed any serious crime or offense;

                  (d) the Employee has failed or refused to comply with the oral or written policies or directives of the Board of Directors; or

                  (e) the Employee has breached any provision or covenant contained in this Agreement.

      2. "Disabled," with respect to the Employee, shall have the meaning attributed to it under the executed written employment agreement between the Employee and the Company (or a subsidiary thereof) or, in the absence of such employment agreement, the Employee shall be deemed to have become "Disabled" if, during the term of the Employee's employment with the Company (or a subsidiary thereof), the Employee shall become physically or mentally disabled, whether totally or partially, either permanently or so that the Employee, in the good faith judgment of the Board, is unable substantially and competently to perform his duties on behalf of the Company (or a subsidiary thereof) for a period of 90 consecutive days or for 90 days during any six month period during the said term of employment. In order to assist the Board in making that determination, the Employee shall, as reasonably requested by the Board, (i) make himself available for medical examinations by one or more physicians chosen by the Board and (ii) grant to the Board and any such physicians access to all relevant medical information concerning him, arrange to furnish copies of his medical records to the Board and use his best efforts to cause his own physicians to be available to discuss his health with the Board.

      3. "Good Reason," with respect to the Employee, shall have the meaning attributed to it under the executed written employment agreement between the Employee and the Company (or a subsidiary thereof) or, in the absence of such employment agreement, "Good Reason" shall be deemed to have occurred if, other than for Cause, any of the following has occurred during the term of the Employee's employment with the Company (or a subsidiary thereof):

                  (a) the Employee's base salary has been reduced, other than in connection with a reduction of executive compensation imposed by the Board in response



                                 SCHEDULE II-1
      to negative financial results or other adverse circumstances affecting the Company or its subsidiaries; or

                  (b) the Company has reduced or reassigned, in any material respect, the duties of the Employee as an employee of the Company (or a subsidiary thereof) and such event has not been rescinded within 10 business days after the Employee notifies the Company (or a subsidiary thereof) in writing that he objects thereto.

      4. "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity.


                                SCHEDULE II - 2

                                    EXHIBIT A
                            TO STOCK OPTION AGREEMENT

                       ________________________________________

Gentlemen:

      In connection with the purchase by me of ___________________ shares of common stock, $0.001 par value per share, of InSight Health Services Holdings Corp., a Delaware corporation (the "Company") under the nonqualified stock option granted to me pursuant to that certain Stock Option Agreement dated as of June ____, 2001 (the "Option Agreement"), I hereby acknowledge that I have been informed as follows:


                                 EXHIBIT A - 1

        1. The shares of common stock of the Company to be issued to me upon exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

        2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and with respect to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

        3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act, other than as set forth in the Stockholders' Agreement referenced and defined in paragraph 13 of the Option Agreement (the "Stockholders Agreement").

        4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

        5. The shares of common stock of the Company to be issued to me upon the exercise of said option are subject to the terms and conditions, including restrictions on transfer, of the Stockholders Agreement.

        In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge, hypothecate or otherwise transfer such shares in the absence of an effective registration statement covering the same, except as permitted by an applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

        "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required."
        "The securities represented by this certificate are subject to the terms and conditions, including restrictions on transfer, of a Stockholders' Agreement among the Company and its stockholders dated as of __________, as amended from time to time, a copy of which is on file at the principal office of the Company."

        I further agree that the Company may place a stop order with its transfer agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

        I hereby represent and warrant that: My financial situation is such that I can afford to bear the economic risk of holding the shares issued to me upon exercise of said option for an indefinite period of time, I have no need for liquidity with respect to my investment and have adequate means to provide for my current needs and personal contingencies, and can afford to suffer the complete loss of my investment in such shares.

                (a) I am an "accredited investor" within the meaning of Rule 501 under the Act and I, either alone or with my purchaser representative (as such term is defined in Rule 501 under the Act) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the shares issued to me upon exercise of said option.

                (b) I have been afforded the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the shares issued to me upon exercise of said option and to obtain any additional information I have deemed necessary.

                (c) I have a high degree of familiarity with the business, operations, financial condition and prospects of the Company.




                                Very truly yours,


                                ------------------------------
                                [Employee]

      1. The shares of common stock of the Company to be issued to me upon exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

      2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and with respect to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

      3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act, other than as set forth in the Stockholders' Agreement referenced and defined in paragraph 13 of the Option Agreement (the "Stockholders Agreement").

      4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

      5. The shares of common stock of the Company to be issued to me upon the exercise of said option are subject to the terms and conditions, including restrictions on transfer, of the Stockholders Agreement.

      In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge, hypothecate or otherwise transfer such shares in the absence of an effective registration statement covering the same, except as permitted by an applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required."

      "The securities represented by this certificate are subject to the terms and conditions, including restrictions on transfer, of a Stockholders' Agreement among the Company and its stockholders dated as of ____________, as amended from time to time, a copy of which is on file at the principal office of the Company."


                                  Exhibit A-2

      I further agree that the Company may place a stop order with its transfer agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

      I hereby represent and warrant that: My financial situation is such that I can afford to bear the economic risk of holding the shares issued to me upon exercise of said option for an indefinite period of time, I have no need for liquidity with respect to my investment and have adequate means to provide for my current needs and personal contingencies, and can afford to suffer the complete loss of my investment in such shares.

                  (a) I am an "accredited investor" within the meaning of Rule 501 under the Act and I, either alone or with my purchaser representative (as such term is defined in Rule 501 under the Act) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the shares issued to me upon exercise of said option.

                  (b) I have been afforded the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the shares issued to me upon exercise of said option and to obtain any additional information I have deemed necessary.

                  (c) I have a high degree of familiarity with the business, operations, financial condition and prospects of the Company.





                                    Very truly yours,

                                    ________________________________
                                    [Employee]



                                  Exhibit A-3